Exhibit 4.1

NUMBER	SHARES
** **

CERTIFICATE	CUSIP
G79978 105

INCORPORATED UNDER THE LAWS OF BERMUDA

SeaCube Container Leasing Ltd.

(the “Company”)

Par Value $0.01 COMMON SHARE

See Reverse for
Certain Definitions

This is to Certify that                                                                                                                                       is the registered holder of                                                                                                                                        fully paid and non-assessable common shares of par value US$0.01 each of the share capital of the Company, subject to the memorandum of association and the bye-laws of the Company and transferable in accordance therewith. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the facsimile signatures of the Company’s duly authorized officers.

Dated

SECRETARY	CHIEF EXECUTIVE OFFICER

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND, WITH RESPECT TO THE CLASSES OF SHARES WHICH MAY BE ISSUED IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES, TO THE EXTENT THEY HAVE BEEN SET. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY AT ITS REGISTERED OFFICE OR TO THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF TRANSFERS MIN ACT-............Custodian............
		(Cust)	(Minor)

TEN ENT	- as tenants by the entireties	under Uniform Transfers to Minors Act.....................................................
(State)

JT TEN	-as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list

For value received                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

                                                                                                                                                                                                  Shares represented by within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                           Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated
In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.